Exhibit 1.1

DBV TECHNOLOGIES S.A.

ORDINARY SHARES (€0.10 NOMINAL VALUE)

MASTER UNDERWRITING AGREEMENT

BY AND AMONG

DBV TECHNOLOGIES S.A.

AND

UNDERWRITERS

            , 2015

            , 2015

To each of the Underwriters named in

Schedule 1 hereto

Ladies and Gentlemen:

DBV Technologies S.A., a société anonyme incorporated under the laws of France (the “Company”), proposes to conduct a public offering in the United States (the “Offering”) of ordinary shares, €0.10 nominal value per share, of the Company (the “Ordinary Shares”), to be delivered in the form of American Depositary Shares (“ADSs”), on such terms and conditions as set forth in this Master Underwriting Agreement (this “Agreement”).

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Leerink Partners LLC and H.C. Wainwright & Co., LLC have agreed to act as underwriters for the Offering (the “Underwriters”). Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and Leerink Partners LLC have agreed to act as representatives (the “Representatives”) of the Underwriters in connection with the Offering.

By execution of this Agreement, the Company and the Underwriters are agreeing to the underwriting terms included as Appendix I hereto (the “Underwriting Terms”) for the Offering. All Ordinary Shares and ADSs to be purchased by the Underwriters pursuant to the Underwriting Terms, are herein called the “Shares.” The Company and the Underwriters have agreed to the additional items set forth on Schedule 2 to this Agreement with respect to the conduct of the Offering. Agreements among the Underwriters and any representations made among the Underwriters contained herein shall only be applicable to such parties and no party, including the Company, shall be deemed to be a third party beneficiary of such agreements or representations.

I.

By their execution of this Agreement, the Underwriters hereby acknowledge that the Offering shall be conducted by the Underwriters pursuant to and be subject to the Underwriting Terms attached as Appendix I to this Agreement.

The offering price to the public for the Offering shall be as set forth in Schedule 2 to this Agreement. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the Underwriting Terms, the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the amount of Shares set forth opposite such Underwriter’s name in Schedule 1 to this Agreement. The purchase price payable by the Underwriters pursuant to the Underwriting Terms shall be equal to the offering price as set forth in Schedule 2 to this Agreement.

By execution of this Agreement, the Underwriters agree that, for purposes of compliance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), the aggregate underwriting compensation to be earned by the Underwriters in connection with the Offering shall be equal to six and a half percent (6.5%) of the aggregate gross proceeds from the Offering, calculated as the total number of ADSs sold in the Offering times the Offering Price per ADS.

1

Settlement with respect to any Shares transferred hereunder prior to the Closing Date (as defined in the Underwriting Terms) shall be made on the Closing Date, and in the case of purchases and sales made thereafter, as promptly as practicable but in no event later than three business days after the transfer date. The liability of the Underwriters under the Underwriting Terms for payment of the purchase price of the Shares purchased thereunder, and the indemnity provisions between the Company and the Underwriters in connection with the Offering, shall not be affected by the provisions of this Agreement, but shall be governed solely by the Underwriting Terms.

The obligations of each Underwriter in respect of any purchase or sale of Shares under this Article I by the Underwriters shall be pro rata in accordance with the proportion of the total number of Shares that such Underwriter is obligated to purchase as set forth on Schedule 1 to this Agreement.

II.

The Underwriters understand that no action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the Prospectus (as defined in the Underwriting Terms), in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States, without prejudice to any required filings with the French Financial Markets Authority (Autorité des marchés financiers) for the admission to trading of the Ordinary Shares on the regulated market of Euronext Paris.

Each of the Underwriters represents that it has not offered or sold, and agrees not to offer or sell, any Shares, directly or indirectly, in any Member State of the European Economic Area, unless it is, or through, a licensed investment services provider within the meaning of Directive n°2004/39/EC of the European Parliament and of the Council dated April 21, 2004.

III.

Subject to the Underwriting Terms, each of the Underwriters agrees that the expenses incurred in connection with or attributable to the purchase, carrying or sale of the Shares, including the fees and disbursements of counsel to the Underwriters, shall be for the respective accounts of the several Underwriters and shall be allocated between the Underwriters in the respective proportions that the aggregate number of Shares purchased pursuant to the Underwriting Terms bears to the total number of Shares purchased. Notwithstanding the foregoing, any filing fees and the legal fees of, and disbursements by, counsel to the Underwriters incurred in connection with the Underwriters’ compliance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., and any fees and commissions payable to Euronext Paris and the fee payable to the AMF and any other market authority affected by the operation which shall be reimbursed to the Underwriters pursuant to the Underwriting Terms.

IV.

The agreements of the Underwriters contained in Article II, Article III and this Article IV shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or (iii) acceptance of and payment for any Shares.

V.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons thereof, and no other person will have any right or obligation under this Agreement.

The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement and the Underwriting Terms is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transactions or the process leading thereto.

This Agreement, including the Underwriting Terms, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

This Agreement may be signed in counterparts, which together shall constitute one and the same instrument.

The conduct of the Offering and the interpretation of this Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York and United States federal law.

The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York state or United States federal court, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company has appointed CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York state or United States federal court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in France. The provisions of this paragraph shall survive any termination of this Agreement.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement, including the Underwriting Terms.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the Company and the undersigned Underwriters.

COMPANY:

DBV TECHNOLOGIES S.A.

By
Name:
Title:

UNDERWRITERS:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

MORGAN STANLEY & CO. LLC

By
Name:
Title:

BARCLAYS CAPITAL INC.

By
Name:
Title:

LEERINK PARTNERS LLC

By
Name:
Title:

[SIGNATURE PAGE TO MASTER UNDERWRITING AGREEMENT]

H.C. WAINWRIGHT & CO., LLC

By
Name:
Title:

SCHEDULE 1

UNDERWRITERS

Underwriters	Number of ADSs to be Purchased

Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Leerink Partners LLC
H.C. Wainwright & Co., LLC

Total

SCHEDULE 2

ITEMS FOR DISCLOSURE PACKAGE

1.	The Company is selling a total of [ ] Ordinary Shares in the Offering, represented by [ ] ADSs.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ] Ordinary Shares in the Offering, represented by [ ] ADSs.

3.	The offering price per Ordinary Share in the Offering shall be €[ ] (which price shall be equivalent to $[ ] per ADS based upon the exchange rate as of the date hereof, as agreed between the Representatives and the Company).

4.	The only Written Testing-the-Waters Communications (as defined in the Underwriting Terms) distributed by the Company consist of: [ ]

5.	The Company and the Underwriters have consented to the use of the following Issuer Free Writing Prospectuses: [ ]

APPENDIX I

UNDERWRITING TERMS

DBV Technologies S.A.

Ordinary Shares (€0.10 nominal value)

represented by American Depositary Shares

Underwriting Terms

Reference is made to that certain Master Underwriting Agreement (the “Master Agreement”) among DBV Technologies S.A., a société anonyme incorporated under the laws of France, registered with the registre du commerce et des sociétés of Nanterre under number 441 772 522, the registered office of which is Green Square – Bât. D, 80/84 rue des Meuniers – 92220 Bagneux, France (the “Company”), on the one hand, and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Leerink Partners LLC and H.C. Wainwright & Co., LLC (collectively, the “Underwriters”) on the other hand, pursuant to which the Company proposes to conduct a public offering in the United States (the “Offering”) of ordinary shares, €0.10 nominal value per share, of the Company (the “Ordinary Shares”), which Ordinary Shares may be in the form of American Depositary Shares (“ADSs”). These Underwriting Terms shall govern the conduct of the Offering and are incorporated into and expressly made a part of the Master Agreement.

Each of the Underwriters has agreed that Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and Leerink Partners LLC shall act as representatives (the “Representatives”) for the Underwriters in connection with the Offering.

The Company has agreed to sell to the several Underwriters, and the Underwriters have severally agreed to purchase from the Company, [●] Ordinary Shares to be delivered in the form of ADSs (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”). The Company is also granting to the Underwriters an option to purchase up to an additional [●] Ordinary Shares (the “Option Shares” and together with the Underwritten Shares, the “Shares”).

The Company has entered into a Deposit Agreement (the “Deposit Agreement”), with Citibank, N.A., as depositary (the “Depositary”) and all holders and beneficial owners of the ADSs issued thereunder. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Shares so deposited. The ADSs may be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent one-half of one Ordinary Share, and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Shares,” and “Option Shares” and “Shares” shall be deemed to refer in each case to any ADSs representing such securities and the ADRs evidencing such ADSs.

The terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in these Underwriting Terms shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 15 below.

1. Representations and Warranties of the Company.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company is duly constituted as a French public limited company with a board of directors and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 441 772 522. The Company exists validly, operates in all material respects in accordance with the laws and regulations that apply to it and has made all the filings, statements and registrations required by the competent authorities for the purpose of its activities. Its directors and officers have been lawfully appointed or elected and are validly in office in accordance with the law. The Company’s Subsidiary (as defined in article 1(i)(r) below) has been duly constituted and exists validly under the laws and regulations in force. The Company and its Subsidiary are fully empowered to hold and use their assets.

(b) Subject to the payment of the New Share Price for each New Share and the issuing of a certificate by the custodian (certificat du dépositaire) under article L.225-146 of the French Commercial Code, the Ordinary Shares will be validly issued and fully paid on the Closing Date and the Company shall take all necessary steps to have the Ordinary Shares admitted to the transactions of Euroclear France, Clearstream Banking SA, a public limited company (Luxembourg) and Euroclear Bank SA/NV and to have the Ordinary Shares admitted to trading on Euronext Paris on the Closing Date; no collateral, pledge, lien or other security will exist on any New Shares, nor any third-party rights accorded by the Company.

(c) All shares issued by the Company are consistent, and the Ordinary Shares will be consistent, with the descriptions in the Information Documents.

(d) The Company has prepared and filed with the Commission a registration statement (file number 333-205474) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the Underwriters. The Company will next file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information with respect to the Underlying Shares and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.

(e) The Company has established, signed and filed a French-language Prospectus, comprising (i) the 2014 registration document registered with the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) on [●] 2015 under number [●] (document de référence 2014), (ii) the securities note to be dated on or about [●], 2015 (note d’opération) and (iii) the summary of the French Prospectus (included in the securities note) (together the “French Prospectus”), which will receive visa from the AMF, in accordance with French legal and regulatory requirements, including the General Regulations and the instructions of the AMF. The French Prospectus and its riders or additions, if any, and the documents that will be incorporated by reference, are hereinafter collectively referred to as the “Information Documents” and individually, an “Information Document.”

(f) The Company confirms that the funds to come from the sale of the Shares will be used as described in the securities note.

(g) The French Prospectus will receive visa from AMF on or about [●], 2015, and in any event before the [●], 2015, the Company’s auditors will submit a letter of completion of work (lettre de fin de travaux), a copy of which will be given to the AMF pursuant to article 212-15 of the General Regulations of the AMF, that will show no reservation, observation or warning other than as described in the French Prospectus; this letter of completion of work will not be altered or replaced. The Information Documents, and any additions, supplements, riders or amendment thereto contain and will contain, at their respective dates, all the necessary information for investors to make decisions based on the assets, activities, financial situation, results and prospects of the Company and its Subsidiary taken as a whole and on the rights attached to the Ordinary Shares. The information contained in the Information Documents and any additions, supplements, riders or amendment thereto are and will be accurate, specific and sincere as at their respective dates, and neither contain nor will they contain information that is inaccurate, deceptive or misleading, nor will any information be omitted whose disclosure would be required or necessary in order not to render the information contained therein deceptive misleading, under the circumstances under which it was given, and such information conforms or will conform in all material respects to the information contained in the Registration Statement, Disclosure Package and Prospectus. All notices, statements, opinions, estimates, statements of intent, projections made by the Company in the Information Documents have been prepared in good faith and on reasonable grounds.

(h) The Registration Statement, when it became effective, did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined below) and on any date on which Option Shares are purchased, if such date is not the Closing Date (a “settlement date”), each Prospectus (and any supplements thereto), will comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Registration Statement, when it became effective, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the Applicable Time and on the Closing Date and any settlement date, the Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(i) The Company has caused to be filed with the Commission a registration statement (file number 333-199231) on Form F-6 for the registration under the Act of the offering and sale of the ADSs (the “ADS Registration Statement”). The Company may have filed one or more amendments thereto, each of which has previously been furnished to the Underwriters. Such ADS Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its effective date, did not, as of its effective date, and will not, as of the Applicable Time and on the Closing Date and any settlement date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(j) Upon issuance by the Depositary of ADSs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADSs are registered will be entitled to the rights specified in the corresponding ADRs (as applicable) and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Shares, and payment therefor, pursuant to the Master Agreement, including these Underwriting Terms, the Underwriters will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(k) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Ordinary Shares in the manner contemplated by these Underwriting Terms, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADSs or (C) the sale and delivery by the Underwriters of the Shares or the ADSs, as the case may be, as contemplated herein.

(l) Except as described in each of the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current French law and regulations be paid to the Depositary and to the holders of Shares, as the case may be, in euros and may be converted into foreign currency that may be transferred out of France in accordance with, and subject to the limitation contained in, the Deposit Agreement.

(m) (i) The Disclosure Package, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Shares and the number of Option Shares to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Shares and the number of Option Shares to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(n) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(o) From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(p) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 3 to the Master Agreement. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(q) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(r) DBV Technologies Inc., a Delaware corporation (the “Subsidiary”) is the Company’s sole subsidiary. Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiary, taken as a whole (a “Material Adverse Effect”) (to the extent the concepts of “due qualification” and/or “good standing” or such equivalent concepts exists under the laws of such jurisdiction).

(s) The Company’s share capital is as set forth in the Information Documents, Disclosure Package and the Prospectus under the heading “Capitalization;” the share capital of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; the shares composing the share capital of the Company as at the date hereof have been duly and validly authorized and issued and are fully paid; the Shares have been duly and validly authorized pursuant to the resolutions passed at the shareholders’ general meeting of the Company dated June 23, 2014 and the appropriate decisions of the board of directors and Chief Executive Officer of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to the Master Agreement, will be fully paid; the certificate for the Shares (certificat d’inscription en compte) are in valid form; the holders of outstanding shares of share capital of the Company are not entitled to preemptive (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for the Shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of share capital of or ownership interests in the Company are outstanding. All the outstanding shares of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiary are owned by the Company either directly or through the Subsidiary free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(t) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADS Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Material Income Tax Considerations,” “Risk Factors – Risks Related to Product Development, Regulatory Approval and Commercialization,” “Risk Factors – Intellectual Property Risks Related to Our Business,” “Business – Intellectual Property,” and “Business – Government Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(u) Each of the Master Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the company in accordance with their terms.

(v) The Company has full power and capacity to enter into the Master Agreement, including these Underwriting Terms; the conclusion of the Master Agreement, its execution and the completion of the operations described herein, and the issuing of the Ordinary Shares have been validly authorized by the competent corporate bodies of the Company, and all ceilings applicable to these authorizations have been respected; all the notices, authorizations and approvals necessary to proceed with the valid issuing of Ordinary Shares and the Offering, and those necessary for execution by the Company of its obligations hereunder have been duly obtained and will remain in force on the Closing Date (as defined in article 3 below);

(w) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act and the AMF, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(y) Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to, (i) the charter or by-laws of the Company or its Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiary is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiary or any of its or their properties, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated hereby.

(z) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for any such rights as have been effectively waived or complied with.

(aa) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiary included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial and Other Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(bb) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiary or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Master Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) Each of the Company and its Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(dd) Neither the Company nor its Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Deloitte & Associés., who have certified certain financial statements of the Company and its consolidated Subsidiary and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(ff) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg) No labor problem or dispute with the employees of the Company or its Subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiary’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh) The Company and its Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its Subsidiary or its respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii) The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jj) The Company and its Subsidiary possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(kk) The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, the Preliminary Prospectus and the Prospectus is in compliance with the

Commission’s published rules, regulations and guidelines applicable thereto. The Company and its Subsidiary’s internal controls over financial reporting are effective at the reasonable assurance level and the Company and its Subsidiary are not aware of any material weakness in their internal controls over financial reporting.

(ll) The Company and its Subsidiary maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level.

(mm) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(nn) The Company and its Subsidiary are (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor its Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(oo) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its Subsidiary that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its Subsidiary that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiary compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiary; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiary compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiary; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its Subsidiary related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its Subsidiary may have any liability.

(pp) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(qq) Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder or the U.K. Bribery Act 2010, and Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or similar law of any other relevant jurisdiction; and neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder or the U.K. Bribery Act 2010 and or Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its Subsidiary.

(rr) The operations of the Company and its Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss) Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or France (including sanctions administered or controlled by the French Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(tt) Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, but not limited to, Crimea, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(uu) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor its Subsidiary has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or its Subsidiary have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(vv) The Company and its Subsidiary own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus under the caption “Business—Intellectual Property,” (a) there are no rights of third parties to any such Intellectual Property, except any rights which have not had and are not reasonably likely to result in a Material Adverse Effect; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no patent or published patent application in the United States which contains claims that interfere with the issued or pending claims of any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company; and (g) there is no prior art of which the Company is aware that is reasonably likely to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ww) Neither the Company nor its Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

(xx) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, the Company and the Subsidiary (i) are and at all times have been in compliance with all statutes, rules and regulations in the United States or any other jurisdiction applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws, the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs including the TRICARE program (32 C.F.R. § 199.17), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any U.S. Department of Veterans Affairs agreement, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company or its Subsidiary (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(yy) The nonclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or the Subsidiary, or in which the Company or the Subsidiary have participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; the Company and the Subsidiary have operated and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor the Subsidiary have received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any nonclinical studies or clinical trials that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package or the Prospectus, other than ordinary course communications, and, to the Company’s knowledge, there are no reasonable grounds for same.

(zz) Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company possesses all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), or to permit all nonclinical studies and clinical trials conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company is not in violation of, or in default under, any such Permit, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and the Company has not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). The Company (i) is, and at all times has been, in compliance with all Applicable Laws, and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws.

(aaa) To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(bbb) None of the Company’s product candidates have received marketing approval from any Regulatory Authority.

(ccc) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ddd) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company shall sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the purchase price set forth in the Master Agreement, the amount of the Underwritten Shares set forth opposite such Underwriter’s name on Schedule 1 to the Master Agreement plus any additional number of Underwritten Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof subject, in each case, to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional shares.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Shares at the same purchase price per share as the Underwriters shall pay for the Underwritten Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares (the “Option”). The Option may be exercised in whole or in part at any time from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Shares as to which the several Underwriters are exercising the option and the settlement date. The total amount of the Option is limited to a maximum of 15% of the Underwritten Shares. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Shares (as set forth in the Master Agreement) and the Option Shares (if the Option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2015, or at such time on such later date not less than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being called in these Underwriting Terms the “Closing Date”). Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company and subject to the issuing of a certificate acknowledging such payment by the transfer agent (certificat du dépositaire) in accordance with article L.225-146 of the French Commercial Code (code de commerce). Delivery of the Shares shall be made through the facilities of The Depository Trust Company against delivery by the Depositary to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Shares to be purchased by them, unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the

Representatives (which shall be no earlier than three Business Days after exercise of said option unless the Representatives and the Company otherwise agree) certificates for the Option Shares in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADRs evidencing the Underwritten Shares and Option Shares shall be registered in such names and in such denominations as the Representatives may request not less than one full business day prior to the applicable Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus. It is expressly agreed that the obligations of the Underwriters, being stipulated subject to article 10 below, shall not constitute a “performance guarantee” (garantie de bonne fin) within the meaning of article L.225-145 of the French Commercial Code.

5. Agreements.

The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or the ADS Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADS Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement or the ADS Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or ADS Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the

Registration Statement or the ADS Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which either of the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will use commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than any S-8 Registration Statement relating to the Company’s equity incentive plans) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Ordinary Shares pursuant to any employee stock option plan, non-employee incentive warrants plan, free shares plan, employee warrants (BSPCE), stock ownership plan or dividend reinvestment plan of the Company, (ii) issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (iii) offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Shares, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(s) hereof for the remainder of the 90-day restricted period.

(h) The Company will use reasonable best efforts to maintain the listing of the Shares on Euronext, or the NASDAQ Stock Market, as applicable, and will comply with all laws and regulations applying to it due to the listing of the Shares on a regulated market.

(i) The Company will not take, directly or indirectly, without giving effect to the actions of the Underwriters, any action designed to or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, each Issuer Free Writing Prospectus, the ADS Registration Statement, and each amendment or supplement to any of them; (ii) the preparation, printing, translation and distribution of the Information Documents, (iii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance (if applicable) of ADRs evidencing such ADSs and the fees of the Depositary; (iv) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, the ADS Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (v) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (vi) the printing (or reproduction) and delivery of the Master Agreement, including these Underwriting Terms, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (vii) the registration of the Shares under the Exchange Act and the listing of the ADSs on the NASDAQ Global Select Market and the Ordinary Shares on Euronext Paris; (viii) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (ix) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), EuroNext or the AMF (in each case, including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided, however, that the reasonable fees and expenses of counsel for the Underwriters related to subclauses (viii) and (ix) of this Section 5(i) shall not exceed $30,000; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares (but specifically excluding the travel and lodging expenses of the Representatives); provided, however, that the Company shall be responsible for half of the cost and expenses of any aircraft chartered in connection with the “road show” for the Shares and the Underwriters shall be responsible for the balance; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 3 to the Master Agreement or any electronic roadshow. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in these Underwriting Terms as of the Execution Time, the Closing Date and any settlement date pursuant to

Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under these Underwriting Terms and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The AMF must have certified the French Prospectus, this certification must not have been revoked, and any request for information by the AMF or other competent authority must have been satisfied.

(c) The letter of completion of work (letter de fin de travaux) on the French Prospectus issued by the Company’s auditors, a copy of which was submitted to the AMF, as specified in Section 1(i)(g) above, shall be in force and shall not have been modified or replaced.

(d) The Company shall have requested and caused Cooley LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(e) The Depositary shall have requested and caused Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(f) The Company shall have requested and caused Cooley LLP, intellectual property counsel for the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(g) The Company shall have requested and caused McDermott Will & Emery AARPI, French counsel for the Company, to have furnished to the Representatives such opinion or opinions dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(h) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the ADS Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Representatives shall have received from Gide Loyrette Nouel A.A.R.P.I, French counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(j) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADS Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and the Underwriting Agreements and that:

(i) the representations and warranties of the Company in the Underwriting Agreements are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the ADS Registration Statement or the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(k) The Company shall have requested and caused Deloitte & Associés to have furnished to the Representatives on the date of the filing of the Prospectus and at the Closing Date, letters, dated respectively as of the date of the filing of the Prospectus and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(m) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(n) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(o) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p) Prior to the Closing Date, the Company shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(q) The Ordinary Shares shall have been listed and admitted and authorized for trading on EuroNext Paris, and the ADSs shall have been listed and admitted and authorized for trading on the NASDAQ Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(r) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer, director and specified shareholders of the Company addressed to the Representatives.

(s) At the Execution Time and the Closing Date, the Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer, dated the Execution Time and the Closing Date, respectively, certifying as to the accuracy of certain financial information included in the Registration Statement and the Prospectus, all in form and substance reasonably satisfactory to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided herein, or if any of the opinions and certificates mentioned above or elsewhere herein shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, the Master Agreement and all obligations of the Underwriters under the Master Agreement may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 620 Eighth Avenue, New York, NY 10018-1405, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for in these Underwriting Terms is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied (other than clause (i) of Section 6(h)), because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the ADS Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or in any Issuer Free Writing Prospectus, or in any Written Testing-the-Waters Communication or in any Prospectus, or in the French Prospectus, or in any Information Document, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the ADS Registration Statement or the French Prospectus, the and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Shares and under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel (in addition to any local counsel) for any Underwriter together will all persons who control such Underwriter within the meaning of the Exchange Act or the Act, and no more than three such separate counsel (in addition to any local counsel) for all the Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADS Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule 1 to the Master Agreement bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule 1 to the Master Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, the Master Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADS Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under the Master Agreement.

10. Termination. The Master Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares or ADSs, shall have been suspended by the Commission or Euronext, as applicable, or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or French authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or France of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth herein will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of the Master Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (646) 291-1469) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department or, if sent to the Company, will be mailed, delivered or telefaxed to +33 (0)1 43 26 10 83 and confirmed to it at Green Square-Bâtiment D, 80/84 rue des Meuniers, 92220 Bagneux France, attention of the Legal Department, with a copy to Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116-3736, Attention: Marc Recht.

13. Applicable Law. These Underwriting Terms will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14. Headings. The section headings used in these Underwriting Terms are for convenience only and shall not affect the construction hereof.

15. Definitions. The terms that follow, when used in these Underwriting Terms, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADS Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Applicable Time” means [●]:00 pm (New York City time) on the date of the Master Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, taken together as a whole, (i) the Preliminary Prospectus as generally distributed to investors and used to offer the Shares, (ii) the Issuer Free Writing Prospectuses, if any, identified on Schedule 2 to the Master Agreement, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the additional information set forth on Schedule 2 to the Master Agreement.

“Effective Date” shall mean each date and time that the Registration Statement and the ADS Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that the Master Agreement is executed and delivered by the parties thereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Shares referred to in paragraph 1(i)(a) above included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriters” shall mean the several underwriters named in Schedule 1 to the Master Agreement.

EXHIBIT A

DBV Technologies S.A.

Public Offering of American Depositary Shares

                    , 2015

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Leerink Partners LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between DBV Technologies S.A., a French Société Anonyme (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of American Depositary Shares (“ADSs”) representing interests in ordinary shares, par value €0.10 per share (the “Ordinary Shares”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and Leerink Partners LLC (together, the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares, ADSs or other shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date of the Underwriting Agreement through 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than: (i) Ordinary Shares or ADSs acquired in open market transactions on or after the date of the Underwriting Agreement; (ii) Ordinary Shares or ADSs disposed of as bona fide gifts; (iii) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; (iv) by will or intestate succession upon the death of the undersigned; (v) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders; or (vii) with the prior written consent of the Representatives; provided, however, that in the case of (i) through (vi) above, no filing under Section 16 of the Exchange Act or other public announcement shall be required or shall be voluntarily made by the undersigned or any other party, including the transferee, donee, heir or trustee, as applicable, during the Lock-Up Period with respect to a sale or other disposition of such Ordinary Shares or ADSs; and provided further that in the case of (ii) through (vi) above, it shall be a condition of the transfer that (1) the transferee, recipient, donee, heir, trustee or beneficiary, as applicable, executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this agreement and that there shall be no further transfer of such capital stock except in accordance with this agreement, and (2) any such transfer shall not involve a disposition for value. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares or ADSs the undersigned may purchase in the Offering.

Notwithstanding anything to the contrary, nothing in this agreement shall prohibit the undersigned from entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period. If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Offering, (ii) the Company files an application with the U.S. Securities and Exchange Commission to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of capital stock to be sold thereunder, or (iv) August 31, 2015, in the event that the Underwriting Agreement has not been executed by such date.

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